UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 12, 2014

Park-Ohio Holdings Corp.
(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 947-2000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
Park-Ohio Holdings Corp. (the “Company”) held its Annual Meeting of Shareholders on June 12, 2014. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of the Shareholders are set forth below.

Proposal 1. The shareholders elected Kevin R. Greene, A. Malachi Mixon III and Dan T. Moore III as directors of the Company to serve until the 2017 Annual Meeting of the Shareholders. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Vote
Kevin R. Greene	9,895,164	74,930	1,251,564
A. Malachi Mixon III	9,938,359	31,735	1,251,564
Dan T. Moore III	9,886,589	83,505	1,251,564

Proposal 2. The shareholders approved the ratification of the selection of Ernst & Young LLP as the Company’s independent public accounting firm for 2014. The voting results were as follows:

For	Against	Abstain
11,208,133	11,623	1,902

Proposal 3. The shareholders approved the advisory vote on named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
9,798,956	139,830	31,308	1,251,564

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.
(Registrant)

Dated:	June 17, 2014	/s/ Robert D. Vilsack
Robert D. Vilsack
Secretary